                                                                    Exhibit 3-77
--------------------------------------------------------------------------------

Microfilm Number               Filed with the Department of State on JUL 18 2000

Entry Number 2953033                 /s/ [graphic of signature]
                                     -------------------------------------------
                                          Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION -- FOR PROFIT
                DSCB: 15-1306/2102/2303/2702/2903/7102a (Rev 90)




Indicate type of domestic corporation (check one):

_x_ Business-stock (15 Pa. C.S.ss.1306)                   ___  Management (15 Pa. C.S.ss.2702)

___ Business-nonstock (15 Pa. C.S.ss.2102)                ___  Professional (15 Pa. C.S.ss.2903)

___ Business-statutory close (15 Pa. C.S.ss.2303)         ___  Cooperative (15 Pa. C.S.ss.7102A)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is Genesis-Crozer Partnership Holding Company,
Inc.
    ----------------------------------------------------------------------------

2. The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

   (a) 101 East State Street, Kennett Square PA19348      Chester
       -------------------------------------------------------------------------
           Number and Street City    State     Zip         County

   (b) c/o:
       -------------------------------------------------------------------------
           Name of Commercial Registered Office Provider   County

       For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is : 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet) -------------------

5. The name and address, including street and number, if any, of each incorporator is:

   Name                          Address

   Lisa C. Holahan              101 E. State Street, Kennett Square, PA 19348
   ----------------------       ------------------------------------------------

6. The specific effective date if any, is June 28, 2000
                                      ------------------------------------------
                                         month day year    hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss.77a et seq.).

DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev 90)-2

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is _____________

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 28th day of June 2000

/s/ [graphic of signature]
-----------------------------------          -----------------------------------
         (Signature)                                    (Signature)
Lisa C. Holahan

                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

--------------------------------------------------------------------------------

                   Articles of Amendment-Domestic Corporation
                                  (15 Pa.C.S.)
Entity Number
2953033               |x| Business Corporation (ss. 1915)
                      |_| Nonprofit Corporation (ss. 5915)



Name                                        Document will be returned to the
CT  Corporation                             name and address you enter to the
---------------------------------------     left.
Address
CT CORP. COUNTER
---------------------------------------
City         State         Zip Code

---------------------------------------

Fee: $52
--------



                                 Filed in the Department of State on JUN 13 2003

                                      /s/ [graphic of signature]
                                      ------------------------------------------
                                            Secretary of the Commonwealth

   In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
   Genesis-Crozer Partnership Holding Company, Inc.
--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) Number and Street     City             State   Zip       County
       101 E. State Street   Kennett Square   PA      19348     Chester
--------------------------------------------------------------------------------

    (b) Name of Commercial Registered Office Provider           County

    c/o
       -------------------------------------------------------------------------

3. The statute by or under which it was incorporated: Business Corporation Law of 1998

4. The date of its incorporation: July 18, 2000

5. Check, and if appropriate complete, one of the following:

|_| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

|x| The amendment shall be effective on: June 30, 2003 at 12:01 a.m.
                                         ------------- -- ----------
                                              Date            Hour

6. Check one of the following:

|x| The amendment was adopted by the shareholders or members pursuant to 15
    Pa.C.S. ss. 1914(a) and (b) or ss. 5914(a).

|x| The amendment was adopted by the board of directors pursuant to 15
    Pa.C.S. ss. 1914(c) or ss. 5914(b).

7.  Check, and if appropriate, complete one of the following:

|x| The amendment adopted by the corporation, set forth in full, is as follows

First: The name of the Corporation is Genesis ElderCare Centers - Harston, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

|_| The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.  Check, if the amendment restates the Articles:

|_| The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

2nd       day of June,
----------       -----
2003.
----

Genesis-Crozer Partnership Holding Company, Inc.
-----------------------------------------------------
               Name of Corporation

/s/ [graphic of signature]
-----------------------------------------------------
         Signature


George V. Hager, EVP, CFO
-----------------------------------------------------
           Title